Exhibit 10.22

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”), entered into as of November 19, 2007, among PHARMATECH DIRECT CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 (the “Borrower”), INSTACARE CORP., a Nevada corporation, with an address of 2660 Townsgate Road, Suite 300, Westlake Village, California 91361 (“Instacare”) and CENTURION CREDIT RESOURCES LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (together with any successors or assigns or any lending institution participating in the rights and obligations thereof hereunder, and subject to the terms and conditions of any participation agreement between such participating lending institution and Centurion Credit Resources LLC, the “Lender”).

FOR VALUE RECEIVED, and in consideration of the granting by the Lender of financial accommodations to or for the benefit of the Borrower, including without limitation respecting the Obligations (as hereinafter defined), the Borrower represents and agrees with the Lender, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.

THE LOANS

1.1

Loans.  Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make loans and extend financial accommodations to or for the benefit of Borrower in the original principal amount of up to $1,000,000.00 (the “Loans”) as follows:

(a)

Individual Advances.  The Lender agrees to make or issue, as applicable, Advances (as hereinafter defined) to or for the account of Borrower, upon Borrower’s request therefor, in an aggregate amount at any time outstanding of up to One Million Dollars and Zero Cents (US$1,000,000.00) (the “Maximum Credit Amount”), subject to the terms and conditions set forth herein.  The Advances shall be evidenced by that certain Promissory Note, of even date herewith (the “Note”) given by the Borrower to the order of the Lender in the face amount of the Maximum Credit Amount.  The Lender’s agreement to make any advances pursuant to this Agreement and evidenced by the Note shall expire on __________, 2008.

(b)

Deliveries in Connection with each Advance.  On the date of each Advance, Instacare shall become obligated to issue and to the Lender, and the Lender will acquire from the Borrower, an amount of Common Stock equal to the Delivered Shares and an amount of Warrants equal to the Delivered Warrants, each in accordance with the following:

(i)

“Total Shares” means a number of shares of Common Stock (whether issued or subject to a Warrant) equal to the product obtained by multiplying (a) 0.8, by (b) the dollar amount of the Advance.

(ii)

“Common Stock” shall mean shares of the [[$.____]] par value common stock of Instacare, which class of stock is currently traded under the symbol “traded as ISCR.OB” on the American Stock Exchange.

(iii)

“Delivered Shares” shall mean a number of shares of Common Stock equal to the quotient obtained by dividing (a) the product obtained by multiplying (i) five percent (5%), by (ii) the dollar amount of the Advance, by (b) the final published sales price of shares of Common Stock on the day prior to Advance.

(iv)

“Warrants” means warrants for Common Stock, in form and substance satisfactory to Lender in its sole discretion, which Warrants shall be of a class of Warrants for which Centurion alone shall be the only grantee, with a ten (10) year term, with a strike price equal to $.045 per share, and in each case with a cashless exercise.

(v)

“Delivered Warrants” shall mean a number of Warrants in an amount equal to the positive difference, if any, between the number of Total Shares less the number of Delivered Shares.

(c)

Manner of Delivery of Delivered Shares and Delivered Warrants.  Within three (3) days of the last day of any calendar month within which an Advance is made, Instacare shall send Lender an accounting of their calculation of the Delivered Shares and the Delivered Warrants with respect to each Advance made during such calendar month.  Within ten (10) days of the last day of any such calendar month, Lender may object to Instacare’s calculation.  If no objection is received by Instacare within such ten (10) day period, then at the expiration of such ten (10) day period, Instacare shall issue to Lender the Delivered Shares and Delivered Warrants specified in the applicable accounting.  If Lender objects to a particular accounting, the parties shall, in good faith, reach agreement as to the applicable accounting of Delivered Shares and Delivered Warrants.  Instacare shall cause its counsel to provide a Rule 144 Opinion with respect to each set of Delivered Shares on the date which is one (1) year from the date of delivery of the Delivered Shares, in form and substance, and issued by a law firm, acceptable to Lender in its sole discretion.

This Agreement, the Note, and any and all other documents, amendments or renewals executed and delivered in connection with any of the foregoing, including any guaranties executed by any person affiliated with the Borrower, are collectively hereinafter referred to as the “Loan Documents”.

1.2

[Intentionally Omitted.]

1.3

[Intentionally Omitted.]

1.4

Revolving Credit Account.  An account shall be opened on the books of Lender which shall be designated on Lender’s books and records as Borrower’s “Revolving Credit Account” in which account a record will be kept of all Advances, and all payments thereon and other appropriate debits and credits as provided by this Agreement.

1.5

Interest.  Interest respecting the Advances will be charged to the Borrower on the principal amount of each Advance from time to time outstanding at the rate specified in the Note in accordance with the terms of the Note or as otherwise set forth in this Agreement with respect to any particular Advance.  If not specified in the Note or otherwise set forth in this Agreement, interest will be based on a 360-day year and the actual days elapsed.

1.6

[Intentionally Omitted.]

1.7

Overadvances.  Any Advance that is made in excess of the Maximum Credit Amount, in the Lender’s sole discretion, shall not affect the obligations of Borrower or any of the Lender’s rights or remedies hereunder or under the Loan Documents or otherwise; all such Advances shall be secured by the Collateral, as hereinafter defined, and shall be due and payable to the Lender in accordance with the terms of the Note, and shall bear interest at the rate set forth in the Note.

1.8

Authorized Persons; Advances.  Any person duly authorized by a general borrowing resolution of the Borrower, or in the absence of such a resolution, the manager or treasurer of the Borrower, or any person otherwise authorized in this paragraph, may request Advances hereunder, in writing.  The Lender shall incur no liability to the Borrower in acting upon any request referred to herein which the Lender believes in good faith to have been made by an authorized person or persons.  Each loan hereunder shall be credited by Lender to the Controlled Account (as hereinafter defined), or may be paid to Borrower or may be applied to any Obligations then due, as Lender may in each instance elect.

1.9

Monthly Statement.  At the option of the Lender, after the end of each month, Lender will render to Borrower a statement of the Revolving Credit Account, showing all applicable credits and debits.  Each statement shall be considered correct and to have been accepted by Borrower and shall be conclusively binding upon Borrower (absent manifest error) in respect of all charges, debits and credits of whatsoever nature contained therein respecting the Advances, and the closing balance shown therein, unless Borrower notifies Lender in writing of any discrepancy within twenty (20) days from the mailing by Lender to Borrower of any such monthly statement.

1.10

Controlled Account.

(a)

Reference is hereby made to that certain Deposit Account Control Agreement (the “Controlled Account Agreement”), by and among Borrower, Lender, and First Republic Bank (the “Account Bank”).  Prior to an Event of Default, the signature of both the Borrower and the Lender shall be required in order to authorize a withdrawal from the account or accounts which are the subject of the Controlled Account Agreement (whether one or more, herein the “Controlled Account”).

(b)

Each Advance shall be funded into the Controlled Account.  The Borrower shall cause all funds received from Debtors and all other proceeds of Accounts Receivable to be deposited with the Account Bank in the Controlled Account and held pursuant to the Controlled Account Agreement as additional security for the payment of the Loan.

(c)

Lender and Borrower shall from time to time, but not less frequently than thirty (30) days subsequent to the date of any Advance, apply sums received into the Controlled Account (other than from Advances) in the following order:

(i)

First, to Lender, in reduction of accrued and unpaid interest on any outstanding Advance, in the order in which such Advance was made;

(ii)

Second, to Lender, in reduction of the principal amount of all Advances, in the order in which such Advances were made;

(iii)

Third, to Lender, an amount, prorated over the term of each outstanding Advance, equal to an annual rate of return on each Advance, in the order in which such Advances were made, of six percent (6%);

(iv)

Fourth, to Lender, an amount equal to twenty percent (20%) of the Net Profits received by Borrower with respect to each Advance.

For purposes hereof, the term “Net Profits”, with respect to any Advance, shall mean the difference between (a) the difference between (i) the dollar amount of the applicable Approved Sales Documents for such Advance and (ii) the dollar amount of the applicable Approved Purchase Documents for such Advance, and (b) the aggregate sum of any interest paid to Lender with respect to the applicable Advance.

1.11

[Intentionally Omitted]

1.12

Advances In Lender’s Sole Discretion.  Any request by the Borrower for an Advance shall be submitted by Borrower to Lender in writing, and shall include, in addition to such other information as Lender in its sole discretion may require, certified true and correct copies of the purchase orders and invoices pursuant to which Borrower is acquiring (herein the “Approved Purchase Documents”) the Purchased Collateral (as hereinafter defined), and certified true and correct copies of the purchase orders and invoices pursuant to which Borrower is selling (herein the “Approved Sale Documents”) the Purchased Collateral.  Each request by Borrower for an Advance shall be evaluated by the Lender, and the Lender’s determination to make any Advance shall be in the Lender’s sole discretion, taking into account the financial strength of the Borrower, the amount of Advances then outstanding, and the performance by Debtors under previous Approved Sale Documents.

1.13

Use of Advances.  Unless otherwise agreed to by Lender in writing, the proceeds of any Advance shall only be used by the Borrower for purposes of purchasing, pursuant to Approved Purchase Documents, certain medical diagnostics and prescription medications (insulin, etc.) used for diabetic patients, prescription medications for asthma and respiratory patients (provided such medications have a shelf life in excess of 14 months), and certain medical and surgical disposable products, in each case as approved by Lender.

1.14

[Intentionally Omitted]

1.15

[Intentionally Omitted.]

1.16

[Intentionally Omitted.]

2.

GRANT OF SECURITY INTEREST

2.1

Grant of Security Interest.  In consideration of the Lender’s extending credit and other financial accommodations to or for the benefit of the Borrower, the Borrower hereby grants to the Lender a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined).  The security interest granted by this Agreement is given to and shall be held by the Lender as security for the payment and performance of all Obligations (as hereinafter defined), including, without limitation, all amounts outstanding pursuant to the Loan Documents.

2.2

Definitions.  The following definitions shall apply:

(a)

“Accounts Receivable” shall mean all Borrower’s accounts, accounts receivable, instruments, documents, chattel paper, payment intangibles and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person (as hereinafter defined) for goods sold by it or for services rendered by it, or however otherwise established or created, all supporting obligations with respect thereto, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of any unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower.

(b)

[Intentionally Omitted.]

(c)

“Code” shall mean the New York Uniform Commercial Code, as amended from time to time.

(d)

“Collateral” shall mean all of Borrower’s present and future right, title and interest in, to and under the following described property (unless otherwise defined herein, each capitalized term used herein shall have the meaning given to it in the Code:

(i)

all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter-of-Credit Rights, Commercial Tort Claims, money, Equipment, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);

(ii)

to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing;

(iii)

all present and future business records and information relating to any of the foregoing, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; and

(iv)

all “Proceeds” of any or all of the foregoing.  As used herein, “Proceeds” means all “proceeds” as such term is defined in Section 9-306(a) of the Code and, in any event, shall include, without limitation, all dividends or other income from the Interests, collection thereon and distributions with respect thereto.

(e)

“Debtors” shall mean the Borrower’s customers who are indebted to the Borrower.

(f)

“Material Adverse Effect” shall mean materially adversely effecting the operations or financial performance of the Borrower and its subsidiaries taken as a whole.

(g)

“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by the Borrower to the Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Lender; or are due indirectly by the Borrower to the Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents.  Said term shall also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Lender from time to time and all costs and expenses referred to in this Agreement.

(h)

“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the Code.

2.3

Ordinary Course of Business.  The Lender hereby authorizes and permits the Borrower to hold, process, sell, use or consume in the manufacture or processing of finished goods, or otherwise dispose of inventory for fair consideration, all in the ordinary course of the Borrower’s business, excluding, without limitation, sales to creditors or in bulk or sales or other dispositions occurring under circumstances which would or could create any lien or interest adverse to the Lender’s security interest or other right hereunder in the proceeds resulting therefrom.  The Lender also hereby authorizes and permits the Borrower to receive from the Debtors all amounts due as proceeds of the Collateral at the Borrower’s own cost and expense, and also liability, if any; and the Lender may, following an Event of Default which has not been cured or waived by the Lender or on the Applicable Maturity Date, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to the Borrower with reference to the Collateral.  Until Lender shall otherwise notify Borrower, all proceeds of and collections of Collateral shall be retained by the Borrower and used solely for the ordinary and usual operation of Borrower’s business.  From an Event of Default which has not been cured or waived by the Lender, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower’s other funds or deposited in any bank account of the Borrower; and, from an after an Event of Default which has not been cured or waived by the Lender, Borrower agrees to deliver to Lender on the dates of receipt thereof by the Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

2.4

Allowances.  The Borrower may grant such allowances or other adjustments to Debtors (exclusive of extending the time for payment of any item which, during an Event of Default, shall not be done without first obtaining the Lender’s written consent in each instance) as the Borrower may reasonably deem to accord with sound business practice.

2.5

Records.  The Borrower shall deliver to the Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of the rendering of services; and the Borrower will deliver to the Lender promptly at the Lender’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of accounts and such other writings as the Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or the Lender’s security interest in the Collateral.

2.6

Legends.  The Borrower shall promptly make, stamp or record such entries or legends on the Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral.

2.7

Inspection.  The Lender, or its representatives, at any time during normal business hours and from time to time, shall have the right, and the Borrower will permit it and them at the sole cost and expense of the Borrower: (a) to examine, check, make copies of or extracts from any of the Borrower’s books, records and files (including, without limitation, orders and original correspondence); (b) to inspect and examine the Collateral and to check and test the same as to quality, quantity, value and condition; and (c) to verify the Collateral or any portion or portions thereof or the Borrower’s compliance with the provisions of this Agreement.

2.8

Purchase Money Security Interests.  To the extent Borrower uses proceeds of any Advance to purchase Collateral, the repayment of such Advance shall be on a “first-in-first-out” basis so that the portion of the Advance used to purchase a particular item of Collateral shall be repaid in the order in which Borrower purchased such item of Collateral.

2.9

Search Reports.  Lender shall receive prior to the date of this Agreement UCC search results under all names used by the Borrower during the prior five (5) years, from the State where Borrower is organized and registered (as such terms are used in the Code).  The search results shall confirm that the security interest in the Collateral granted Lender hereunder is prior to all other security interests in favor of any other Person, subject only to Permitted Liens (as hereinafter defined).

3.

REPRESENTATIONS AND WARRANTIES

3.1

Organization and Qualification.  Borrower is duly organized and an existing corporation under the laws of the State of its formation with the exact legal name set forth in the first paragraph of this Agreement.  Borrower is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

3.2

Subsidiaries.  Borrower has no subsidiaries other than those listed on Schedule 3.2, if any, and the Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or person other than those listed on Schedule 3.2, if any.

3.3

Corporate Records.  Borrower’s corporate charter, articles of organization or incorporation and all amendments thereto have been duly filed and are in proper order.  All outstanding capital stock or other ownership evidence issued by the Borrower was and is properly issued and all books and records of the Borrower, including but not limited to its minute books, bylaws, operating agreement, and books of account, are accurate and up to date and will be so maintained.

3.4

Title to Properties; Absence of Liens.  Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets including the Collateral are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, other than the security interest therein granted to the Lender hereby and (a) the mortgages, deeds of trust and security interests as set forth on Schedule 3.4, if any, and (b) the leases of personal property as set forth on Schedule 3.4, if any (“Permitted Liens”).

3.5

Places of Business.  The Borrower’s chief executive office is correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of such chief executive office or open or close, move or change any existing or new place of business without giving the Lender at least thirty (30) days prior written notice thereof.

3.6

Valid Obligations.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of the Borrower and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.7

Conflicts.  There is no provision in Borrower’s organizational or charter documents, if any, or in any indenture, contract or agreement to which the Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of the Loan Documents.

3.8

Governmental Approvals.  The execution, delivery and performance of the Loan Documents do not require any approval of or filing with any governmental agency or authority.

3.9

Litigation.  There are no actions, suits or proceedings pending or to the knowledge of the Borrower threatened against Borrower which might materially adversely affect the ability of the Borrower to conduct its business or to pay or perform the Obligations.

3.10

Accounts and Contract Rights.  All accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by a Debtor, and are not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender).  No contract right, account, general intangible or chattel paper is or will be represented by any note or other instrument, and no contract right, account or general intangible is, or will be represented by any conditional or installment sales obligation or other chattel paper, except such instruments or chattel paper as have been or immediately upon receipt by the Borrower will be delivered to the Lender (duly endorsed or assigned), such delivery, in the case of chattel paper, to include all executed copies except those in the possession of the installment buyer and any security for or guaranty of any of the Collateral shall be delivered to the Lender immediately upon receipt thereof by the Borrower, with such assignments and endorsements thereof as the Lender may request.

3.11

Title to Collateral.  At the date hereof the Borrower is (and as to Collateral that the Borrower may acquire after the date hereof, will be) the lawful owner of the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Lender hereby), credits, defenses, recoupments, set-offs or counterclaims whatsoever, other than the Permitted Liens.  The Borrower has and will have full power and authority to grant to the Lender a security interest in the Collateral and the Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of the Borrower’s right, title or interest therein), to any person other than the Lender or the holder of a Permitted Lien.  The Collateral is and will be valid and genuine in all respects.  All accounts arise out of legally enforceable and existing contracts in accordance with their tenor, and no part of the Collateral (or the validity or enforceability by the Lender thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever and the Eligible Payday Loans shall represent unconditional and undisputed bona fide indebtedness by the Debtors, and is not and will not be subject to any discount (except such cash or trade discount as may be shown on any invoice, contract or other writing delivered to the Lender).  The Borrower will warrant and defend the Lender’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.

3.12

Location of Collateral.  Except for sale, processing, use, consumption or other disposition in the ordinary course of business, the Borrower will keep all inventory and equipment only at locations specified in this Agreement or specified to the Lender in writing.  The Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where the Borrower’s records relating to its accounts and contract rights, respectively, are kept, and shall not remove such records or any of them to another state without giving the Lender at least thirty (30) days prior written notice thereof.

3.13

Third Parties.  The Lender shall not be deemed to have assumed any liability or responsibility to the Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to the Borrower by the Lender (which shall automatically be deemed to be without recourse to the Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and the Lender, by accepting such security interest in the Collateral, or by releasing any Collateral to the Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or Debtor or to any other third party, and the Borrower agree to indemnify and defend the Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph.

3.14

Payment of Accounts.  Upon any suspension of business, assignment or trust mortgage for the benefit of creditors, dissolution, petition in receivership or under any chapter of the Bankruptcy Code as amended from time to time by or against any Debtor, any Debtor becoming insolvent or unable to pay its debts as they mature or any other act of the same or different nature amounting to a business failure, the Borrower will forthwith notify the Lender thereof promptly upon obtaining knowledge thereof.

3.15

Notification of Damage.  The Borrower will immediately notify the Lender of any loss or damage to, or material diminution in or any occurrence that would adversely affect the value of inventory, equipment or other Collateral.

3.16

Taxes.  Borrower has filed all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from the Borrower has been fully paid.  The Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

3.17

Use of Proceeds.  No portion of any loan is to be used for (i) the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224 or (ii) primarily personal, family or household purposes.  The Collateral is not used or acquired primarily for personal, family or household purposes.

4.

AFFIRMATIVE COVENANTS

4.1

Payments and Performance.  Borrower will duly and punctually pay all Obligations becoming due to the Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

4.2

Books and Records; Inspection.  Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles, consistently applied.  Borrower will at all reasonable times make its books, records, and accounting practices and procedures available in its offices for a field inspection and examination by the Lender and/or the Lender’s representatives and will permit inspection of the Collateral and all of its properties by the Lender and/or the Lender’s representatives (a “Field Inspection”).  The Lender shall require a Field Inspection not more than once in any twelve (12) month period, unless an Event of Default shall occur which has not been cured or waived by the Lender, in which case the Lender shall be permitted to require a Field Inspection as frequently as the Lender deems necessary.  All costs and expenses incurred by the Lender in connection with any Field Inspection shall be borne by the Borrower.  Borrower will from time to time furnish the Lender with such information and statements as the Lender may request in its sole discretion with respect to the Obligations or the Lender’s security interest in the Collateral.  Borrower shall, during the term of this Agreement, keep the Lender currently and accurately informed in writing of each location where the Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another state without giving the Lender at least thirty (30) days prior written notice thereof.

4.3

Financial Statements.  Borrower will furnish to Lender:

(a)

as soon as available to Borrower, but in any event within thirty (30) days after the close of each month, a full and complete signed copy of financial statements, on a consolidated and consolidating basis with such other entities designated by the Lender, which shall include a balance sheet of the Borrower, as at the end of such month, and statement of profit and loss of the Borrower reflecting the results of its operations during such month and shall be prepared by the Borrower and certified by Borrower’s chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments and the absence of notes;

(b)

as soon as available to Borrower, but in any event within forty-five (45) days after the close of each quarterly period of its fiscal year, a full and complete signed copy of financial statements, on a consolidated and consolidating basis with such other entities designated by the Lender, which shall include a balance sheet of the Borrower, as at the end of such quarter, and statement of profit and loss of the Borrower reflecting the results of its operations during such quarter and shall be prepared by the Borrower and certified by Borrower’s chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments and the absence of notes;

(c)

as soon as available to Borrower, but in any event within ninety (90) days after the close of each fiscal year, a full and complete signed copy of financial statements, and on a consolidated and consolidating basis with such other entities designated by the Lender, which shall include a balance sheet of the Borrower, as at the end of such year, and statement of profit and loss of the Borrower reflecting the results of its operations during such year and shall be prepared by the Borrower and certified by Borrower’s chief financial officer as to correctness in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments and the absence of notes;

(d)

as soon as available to Borrower, but in any event within one hundred and twenty (120) days after the close of each fiscal year, a full complete signed copy of audited financial statements, on a consolidated basis with such other entities designated by the Lender, which shall include a balance sheet of the Borrower, as at the end of such year, and statement of profit and loss of the Borrower reflecting the results of its operations during such year, accompanied by a report of the independent certified public accountants of the Company, which report shall not contain any “going concern” or other material qualification or exception;

(e)

within ninety (90) days after the close of each fiscal year, financial projections and cash flow reports including projected borrowing through the current fiscal year;

(f)

within thirty (30) days after the close of each monthly fiscal period of Borrower, a Borrowing Base Certificate, together with an Accounts Receivable aging report in form satisfactory to Lender showing the total amount due from each account debtor, the month in which each Account Receivable was created, as well as an accounts payable aging report and such other information as Lender shall request;

(g)

within thirty (30) days after the close of each monthly fiscal period of Borrower, an inventory report in form satisfactory to Lender showing a list of the Borrower’s inventory, location of such inventory and such other information as Lender shall request;

(h)

from time to time, such financial data and information about Borrower as Lender may reasonably request; and

(i)

any financial data and information about any guarantors of the Obligations as Lender may reasonably request.

4.4

Conduct of Business.  The Borrower will maintain its corporate existence in good standing and materially comply with all laws and regulations of the United States and of any state or states thereof and of any political subdivision thereof, and of any governmental authority which may be applicable to it or to its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.

4.5

Notice to Account Debtors.  The Borrower agrees, during an Event of Default, at the request of the Lender, to notify all or any of the Debtors in writing of the Lender’s security interest in the Collateral in whatever manner the Lender requests and, hereby authorizes the Lender to notify all or any of the Debtors of the Lender’s security interest in the Borrower’s accounts at the Borrower’s expense.

4.6

Contact with Accountant.  The Borrower hereby authorizes the Lender to directly contact and communicate with any accountant employed by the Borrower in connection with the review and/or maintenance of the Borrower’s books and records or preparation of any financial reports delivered by or at the request of the Borrower to Lender.

4.7

Operating and Deposit Accounts.  The Borrower shall maintain with the Account Bank its primary operating and deposit accounts.  At the option of the Lender, all loan payments and fees will automatically be debited from the Borrower’s primary operating account and all advances will automatically be credited to the Borrower’s primary operating account.

4.8

Taxes.  Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.  The Lender may, at its option, from time to time, discharge any taxes resulting in a lien or encumbrance on the Collateral, or other charges resulting in liens or encumbrances on any of the Collateral, and the Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it.

4.9

Maintenance. Borrower will keep and maintain the Collateral and its other properties, if any, in good repair, working order and condition.  The Borrower will immediately notify the Lender of any loss or damage to or any occurrence which would materially adversely affect the value of any Collateral.  The Lender may, at its option, from time to time, take any other action that the Lender may deem proper to repair, maintain or preserve any of the Collateral, and the Borrower will pay to the Lender on demand or the Lender in its sole discretion may charge to the Borrower all amounts so paid or incurred by it.

4.10

Insurance.  Borrower will maintain in force insurance on all Collateral and any other property of the Borrower, if any, against risks customarily insured against by companies engaged in businesses similar to that of the Borrower containing such terms and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender as its interest may appear in the event of loss and to name the Lender as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without the Lender’s approval; and all such policies shall provide that they may not be canceled without first giving at least thirty (30) days’ written notice of cancellation to the Lender.  In the event that the Borrower fails to provide evidence of such insurance, the Lender may, at is option, secure such insurance and charge the cost thereof to the Borrower.  At the option of the Lender, all insurance proceeds received from any loss or damage to any of the Collateral shall be applied either to the replacement or repair thereof or, from and after an Event of Default which has not been cured or waived by the Lender, as a payment on account of the Obligations.  From and after the occurrence of an Event of Default which has not been cured or waived by the Lender, the Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to the Lender, as a payment on account of the Obligations.

4.11

Notification of Default.  Within five (5) days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.12

Notification of Litigation.  Borrower will promptly notify the Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might reasonably be expected to have a Material Adverse Effect, or which would cause the potential liability of the Borrower under such litigation, when aggregated with all other active litigation, to exceed $100,000.00, unless the potential liability of Borrower under such litigation is covered by a policy of insurance acceptable to the Lender and the Lender has been provided evidence satisfactory to the Lender that such insurance coverage is in full force and effect.

4.13

Pension Plans.  With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guarantied, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Lender (i) promptly with a copy of any notice of each Plan’s termination sent to  the Pension Benefit Guaranty Corporation and (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

5.

NEGATIVE COVENANTS

5.1

[Intentionally Omitted.]

5.2

Limitations on Indebtedness.  Borrower shall not issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to the Lender, except indebtedness or liabilities of Borrower, other than for money borrowed, incurred or arising in the ordinary course of business, capital leases and purchase money indebtedness provided that the same does not exceed, in the aggregate, an amount equal to $25,000.

5.3

Sale of Interest.  There shall not be any sale or transfer of ownership of any interest, whether direct or indirect, in Borrower without the Lender’s prior written consent.

5.4

Loans or Advances.  Borrower shall not make any loans or advances to any individual, firm or corporation, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

5.5

Dividends and Distributions.  Borrower shall not, without prior written consent of the Lender, pay any dividends on or make any distribution on account of any class of Borrower’s capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock, except if Borrower is a Subchapter S corporation, under the regulations of the Internal Revenue Service of the United States, in which event, so long as Borrower is not in default hereunder, Borrower may distribute to the stockholders of Borrower such amounts as are necessary to pay the tax liability of such stockholders due as a result of such stockholders’ interest in the Borrower.

5.6

Investments.  The Borrower shall not make investments in, or advances to, any Person.  The Borrower will not purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets or purchase all or substantially all the assets of any entity other than in connection with an acquisition approved by the Lender in writing but in any event from and after an Event of Default which has not been cured or waived by the Lender.

5.7

Merger.  Borrower will not merge or consolidate or be merged or consolidated with or into any other entity.

5.8

Capital Expenditures.  The Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business.  Borrower will be permitted to make capital expenditures with the proceeds of the Loans.

5.9

Sale of Assets.  Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business, provided that fair consideration is received therefor; provided, however, in no event shall the Borrower sell, lease or otherwise dispose of any equipment purchased with the proceeds of any loans made by the Lender unless such transaction is commercially reasonable and is made at arm’s length to an unaffiliated third party.

5.10

Restriction on Liens.  Borrower shall not grant any security interest in, or mortgage of, its respective properties or assets including the Collateral other than Permitted Liens or such liens as are in favor of the Lender.  Borrower shall not agree with any person other than the Lender to not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral.

5.11

Other Business.  Borrower shall not engage in any business other than the business in which it is currently engaged.

5.12

Change of Name.  Borrower shall not change its legal name or the State of its organization, without giving the Lender at least 30 days prior written notice thereof.

6.

DEFAULT

6.1

Default.  An “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a)

failure to pay principal hereunder when due, and failure to pay interest or any other amounts due hereunder within five business days of the date due;

(b)

default of any obligation or undertaking under Sections 4.3, 4.15 and Article 5 hereunder;

(c)

default of any liability, obligation or undertaking of the Borrower or any guarantor of the Obligations to the Lender, hereunder or otherwise, which failure continues after 30 days written notice thereof;

(d)

[intentionally omitted];

(e)

default of any other liability, obligation or undertaking of the Borrower to any other party which would reasonably be expected to have a Material Adverse Effect;

(f)

if any statement, representation or warranty heretofore, now or hereafter made by the Borrower in connection with this Agreement or in any supporting financial statement of the Borrower shall be determined by the Lender to have been false in any material respect when made;

(g)

if the Borrower is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(h)

the institution by or against any of the Borrower of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower of an assignment for the benefit of creditors or the granting by the Borrower of a trust mortgage for the benefit of creditors and, if such proceeding is instituted against the Borrower, such proceeding shall not have been dismissed in 60 days;

(i)

the service upon the Lender of a writ in which the Lender is named as trustee of the Borrower;

(j)

a judgment or judgments for the payment of money shall be rendered in excess of $100,000.00 against the Borrower, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(k)

any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any material portion of the property of the Borrower, and such lien or levy shall not be removed within 60 days;

(l)

the termination of any guaranty of the Obligations; or

(m)

the occurrence of any event or circumstance giving rise to a Material Adverse Effect, such that the Lender, in its sole discretion, deems that it is materially insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower or any guarantor of the Obligations to the Lender has been materially impaired.

6.2

Acceleration.

(a)

If an Event of Default shall have occurred which has not been cured or waived by the Lender, at the election of the Lender, all Obligations shall become immediately due and payable without notice or demand, except with respect to Obligations payable ON DEMAND, which shall be due and payable ON DEMAND, whether or not an Event of Default has occurred.

(b)

The Lender is hereby authorized, at its election, after an Event of Default shall have occurred which has not been cured or waived by the Lender or after Demand, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and the Lender may also exercise any and all other rights and remedies of a secured party under the Code or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral.  If notice of a sale or other action by the Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Borrower agrees that ten (10) days’ written notice to the Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, the Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations.  Any sale (public or private) shall be without warranty and free from any right of redemption, which the Borrower shall waive and release after default upon the Lender’s request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide.  No purchaser at any sale (public or private) shall be responsible for the application of the purchase money.  Any balance of the net proceeds of sale remaining after paying all Obligations of the Borrower to the Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, the Borrower shall be responsible for the same, with interest.  Upon demand by the Lender, the Borrower shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender and the Borrower.  The Borrower hereby acknowledges that the Lender has extended credit and other financial accommodations to the Borrower upon reliance of the Borrower’s granting the Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default which has not been cured or waived by the Lender or after DEMAND with respect to Obligations payable on DEMAND and the Borrower hereby acknowledges that the Lender is entitled to equitable and injunctive relief to enforce any of its rights and remedies hereunder or under the Code and the Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to the Lender.

(c)

The Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Borrower hereby irrevocably waives the benefits of all such laws.  Except as otherwise provided by applicable law, the Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

6.3

Power of Attorney.  The Borrower hereby irrevocably constitutes and appoints the Lender as the Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Lender, upon the occurrence of an Event of Default which has not been cured or waived by the Lender or after DEMAND with respect to Obligations payable ON DEMAND, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral (subject to the notice and other terms provided in Section 6.2, above); to enforce collection of the Collateral, either in its own name or in the name of the Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrower and to take therefrom any remittances or proceeds of Collateral in which the Lender has a security interest; to notify Post Office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender shall designate; to endorse the name of the Borrower in favor of the Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrower on any notice of the Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Lender’s security interest.  The Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower except for its own gross negligence or willful misconduct.  All powers conferred upon the Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower or any guarantor or surety to the Lender shall remain unpaid or the Lender is obligated under this Agreement to extend any credit to the Borrower.

6.4

Nonexclusive Remedies.  All of the Lender’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Lender at such time or times and in such order of preference as the Lender in its sole discretion may determine.

6.5

Reassignment to Borrower.  From and after an Event of Default which has not been cured or waived by the Lender, whenever the Lender deems it desirable that any legal action be instituted with respect to any Collateral or that any other action be taken in any attempt to effectuate collection of any Collateral, the Lender may reassign the item in question to the Borrower (and if the Lender shall execute any such reassignment, it shall automatically be deemed to be without recourse to the Lender in any event) and require the Borrower to proceed with such legal or other action at the Borrower’s sole liability, cost and expense, in which event all amounts collected by the Borrower on such item shall nevertheless be subject to the Lender’s security interest.

7.

MISCELLANEOUS

7.1

Waivers.  The Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

7.2

Waiver of Homestead.  To the maximum extent permitted under applicable law, the Borrower hereby waives and terminates any homestead rights and/or exemptions respecting any of its property under the provisions of any applicable homestead laws.

7.3

Severability.  If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.4

Set-Off.  The Borrower hereby grants to the Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from the Lender (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between the Lender and the Borrower, or any third party acting on the Lender’s behalf, including the Account Bank (collectively, the “Lender Affiliates”)) to the Borrower and any cash, securities, instruments or other property of the Borrower in the possession of the Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from the Lender or any Lender Affiliate (regardless of the reason the Lender or Lender Affiliate had received the same or whether the Lender or Lender Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower to the Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower to the Lender or any Lender Affiliate as are then due and unpaid, whether or not demand has been made and whether or not other collateral is then available to the Lender or any Lender Affiliate.

7.5

Indemnification.  The Borrower shall indemnify, defend and hold the Lender harmless of and from any claim brought or threatened against the Lender by the any unaffiliated third party (as well as from reasonable attorneys’ fees and expenses in connection therewith) on account of the Lender’s relationship with the Borrower, or any guarantor or endorser of the Obligations (each of which may be defended, compromised, settled or pursued by the Lender with counsel of the Lender’s election, but at the expense of the Borrower), except for any claim arising out of the gross negligence or willful misconduct of the Lender.  The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Lender in favor of the Borrower.

7.6

Costs and Expenses.  The Borrower shall pay to the Lender any and all costs and expenses (including, without limitation, reasonable attorneys’ fees (which may include allocable cost of the Lender’s internal Legal Department), and disbursements, court costs, litigation and other expenses) incurred or paid by the Lender in establishing, maintaining, protecting or enforcing any of the Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by the Lender in defending the Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.

7.7

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.8

Complete Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes, all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

7.9

Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Lender shall be entitled to rely thereon) until all commitments of the Lender hereunder are terminated and all Obligations hereunder are fully paid.  The Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of the Lender; and the Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, and the Collateral.  The Borrower may not assign or transfer any of its rights or obligations under this Agreement.  Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.10

Further Assurances.  Borrower will from time to time execute and deliver to Lender, and take or cause to be taken, all such other or further action as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents or to vest more fully in or assure to the Lender the security interest in the Collateral granted to the Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the execution of stock transfer orders and stock powers, endorsement of promissory notes and instruments and notifications to obligors on the Collateral).  To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments without Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower, if necessary, and may be filed at any time in any jurisdiction.  Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto which contain any information required by the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to the Borrower.  Borrower agrees to furnish any such information to Lender promptly upon request.  In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain “control” (as defined in the Code) of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and the preservation of its rights therein.  Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are paid in full and the Collateral is released.

7.11

Amendments and Waivers.  This Agreement may be amended and Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Borrower shall obtain the Lender’s prior written consent to each such amendment, action or omission to act.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.12

Terms of Agreement.  This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or the Lender shall have any obligation to extend any financial accommodation hereunder,  and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and the Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.13

Notices.  Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record (within the meaning of Article 9 of the Code).  Any such notice shall be deemed duly received and effective (i) if delivered in hand or by telecopier to, or received by, any officer or agent of the Borrower or the Lender, upon such delivery or receipt, or (ii) if sent by overnight courier, on the next business day after being so sent, or (iii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to the Borrower or the Lender, two (2) business days after being so mailed.  A party’s proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.

7.14

Governing Law.  This Agreement, and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of the State of New York.

7.15

Reproductions.  This Agreement and all documents which have been or may be hereinafter furnished by the Borrower to the Lender may be reproduced by the Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.16

Venue.  Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in the State of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.  Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s address shown in this Agreement or as notified to the Lender and (ii) by serving the same upon the Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower.

7.17

JURY WAIVER.  THE BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.  THE BORROWER CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

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Executed as of November 19, 2007.

PHARMATECH DIRECT CORP., a Nevada corporation

By:  /s/ Keith Berman

Name:  Keith Berman

Title:  President

INSTACARE CORP., a Nevada corporation

By:  /s/ Keith Berman

Name:  Keith Berman

Title:  Secretary and CFO

ACCEPTED:

CENTURION CREDIT RESOURCES, LLC, a Delaware limited liability company

By: ______________________________

Name:

Title:

SCHEDULE 3.2

SUBSIDIARIES

NAME OF ENTITY (JURISDICTION)	OWNERSHIP OF CAPITAL STOCK	NUMBER OF SHARES ISSUED	CERTIFICATE NUMBER	PAR VALUE

SCHEDULE 3.4

MORTGAGES, DEEDS OF TRUST AND SECURITY INTERESTS